Exhibit 99.1
NYSE American Extends India Globalization Capital Compliance Plan Period

BETHESDA, MD--(GlobeNewsWire – October 12, 2017) – India Globalization Capital Inc. (NYSE American: IGC) announces that on October 11, 2017 it received notice from NYSE American LLC (“the Exchange”) that it has accepted the Company’s plan to regain compliance with the Exchange’s continued listing standards by November 8, 2017.

The Exchange reviewed the Company’s timeline submitted on October 10, 2017, which commits to an annual meeting on November 8, 2017, and agreed to extend the deadline for IGC to regain compliance with Section 704 to November 8, 2017, as the Company will resolve the noncompliance by holding its annual meeting on such date.

The Company is diligent in its effort to ensure compliance with Exchange requirements within the period granted, subject to periodic review by the Exchange.

IGC invites its shareholders to its Annual Shareholders Meeting to be held on November 8, 2017 at 11:00 am as disclosed on the Definitive Proxy on Form 14A filed with the SEC on October 10, 2017.

About IGC

India Globalization Capital is engaged in the development of cannabis-based therapies to treat pain, PTSD, seizures, cachexia, chronic and terminal neurological and oncological diagnoses, and other life altering conditions.  In support of this mission, IGC has assembled a portfolio of patent filings for its phytocannabinoid-based treatments. The company is based in Bethesda, Maryland.

For more information visit www.igcinc.us

Follow us on Twitter @IGCIR and Facebook.com/IGCIR/

Forward-looking Statements

Please see forward-looking statements as discussed in detail in IGC's Form 10-K for fiscal year ended March 31, 2017, and in subsequent reports filed with the U.S. Securities and Exchange Commission.

Contact Info:
Claudia Grimaldi
301-983-0998